UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

___________January 4, 2016_________

Date of Report (Date of earliest event reported)

WOODWARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-08408	36-1984010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 E. Drake Road Fort Collins, Colorado 80525

(Address of principal executive offices, including zip code)

(970) 482-5811

(Registrant's telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

Purchase and Sale Agreement

On January 4, 2016 (the “Closing Date”), Woodward, Inc., a Delaware corporation (“Woodward”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with General Electric Company, a New York corporation (“GE”) (acting through its GE Aviation business unit) pursuant to which GE purchased from Woodward a 50% equity interest in Convergence Fuel Systems, LLC (the previously announced strategic 50/50 joint venture between Woodward and GE) (the “Joint Venture”).  The Joint Venture will design, develop, source, supply and service the fuel system, including components from the fuel inlet up to the fuel nozzle, for GE’s GE90, GEnx and GE9X engines and GE’s future commercial aircraft engines that produce thrust in excess of 50,000 pounds.

The purchase price paid by GE for its equity interest in the Joint Venture consisted of a payment of $250,000,000 to Woodward on the Closing Date. Additionally, GE will make annual payments of approximately $4,900,000 during each of the 15 years following Closing Date, subject to claw-back by GE in certain circumstances.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

Operating Agreement

On the Closing Date, Woodward and GE entered into the Amended and Restated Limited Liability Company Agreement of Convergence Fuel Systems, LLC, which is the operating agreement for the Joint Venture (the “Operating Agreement”).  The Operating Agreement defines the rights, duties and responsibilities of Woodward and GE in their roles as members of the Joint Venture.

The Joint Venture is managed by a board of directors, consisting of four directors.  Each of GE and Woodward has right to appoint two directors and such directors may only be removed or replaced by the member that appointed them.  Any action to be taken by the board of directors will require the unanimous approval of all four directors.

Day-to-day operations of the Joint Venture will be managed by three principal officers, the General Manager, the Finance Manager and the Technology Manager.  Woodward appointed the General Manager, GE appointed the Finance Manager and Woodward and GE jointly appointed the Technology Manager.  If so desired, Woodward is entitled to replace the General Manager (so long as such individual is reasonably acceptable to GE), GE is entitled to appoint the Finance Manager (so long as such individual is reasonably acceptable to Woodward) and both Woodward and GE are entitled to jointly replace the Technology Manager.

Certain material actions to be taken by the Joint Venture require approval of both GE and Woodward.  Such actions include, but are not limited to, (i) the entry into contracts involving amounts that exceed a specified threshold, (ii) acquisitions or divestures of material assets of the Joint Venture, (iii) a merger, sale or other business combination of the Joint Venture and (iv) any material changes to the purpose or scope of the Joint Venture.  The Operating Agreement contains customary provisions relating to the resolution of disputes and deadlocks.

Both Woodward and GE agreed to non-competition obligations relating to designing, developing, certifying, manufacturing, producing, selling, sourcing, servicing and supporting the fuel system requirements on GE’s commercial aircraft engines that fall within the scope of the Joint Venture and agreed to only perform the foregoing activities through the Joint Venture, subject to limited agreed-upon exceptions.

Subject to certain limitations, both GE and Woodward are entitled to purchase the other member’s equity in the Joint Venture at fair market value in the event of a bankruptcy of, or certain material breaches by, the other member.  Subject to certain limitations, GE is entitled to purchase Woodward’s equity in the Joint Venture at fair market value if Woodward undergoes a change of control or if Woodward sells its Aircraft Turbine Systems business unit or its aerospace fuel systems business (any such transaction, a “Woodward Sale”).  If either member’s equity in the Joint Venture is so purchased, the selling member will agree to provide the purchasing member with certain transition support services.  In addition, Woodward will agree to provide specified supply assurances to GE following any Woodward Sale.

The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the Operating Agreement which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets

On the Closing Date, Woodward and GE closed the transactions contemplated by the Purchase and Sale Agreement and the Master Agreement (the “Master Agreement”), dated May 20, 2015, between Woodward and GE.  The Master Agreement defined the rights, duties and responsibilities of Woodward and GE relating to (i) the formation and establishment of the Joint Venture and (ii) the entry into additional agreements related to the Joint Venture.

The description of the Purchase and Sale Agreement contained in Item 1.01 under the heading “Purchase and Sale Agreement” is incorporated into this Item 2.01 by reference.

The description of the Master Agreement contained in Item 1.01 under the heading “Master Agreement” in Item 1.01 of the Current Report on Form 8-K filed by Woodward on May 27, 2015.  The foregoing description of the Master Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Agreement, which was filed by Woodward as Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by Woodward on July 20, 2015.

Item 9.01  Financial Statements and Exhibits

(b) Pro forma financial information

The unaudited pro forma financial information of Woodward, after giving effect to the formation of the Joint Venture described above, is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 14, 2015, Woodward submitted a letter to the United States Securities and Exchange Commission’s (“SEC”) Office of the Chief Accountant (OCA) seeking confirmation of certain aspects of the accounting treatment for the joint venture formation and certain post-formation transactions. The SEC staff encourages companies to consult with the OCA on accounting, financial reporting, and auditing concerns or questions, especially those involving unusual or complex transactions for which no clear authoritative guidance exists. The pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial information represent Woodward’s preliminary conclusions relative to the accounting treatment applicable to various aspects of the formation and post-formation transactions.  Woodward is in ongoing

discussions with the SEC staff.   The matter remains under review by the OCA and a final determination has not yet been reached.

 (d) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of January 4, 2016, between Woodward and GE*
10.1	Amended and Restated Limited Liability Company Agreement of Convergence Fuel Systems, LLC, dated as January 4, 2016*
99.1	Unaudited pro forma financial information of Woodward

*Confidential treatment has been requested with respect to certain portions of this exhibit.  These portions have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOODWARD, INC.

Date: January 8, 2016	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer